UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report (Date of Earliest Event) March 3, 2004

                                EXUS GLOBAL, INC.


             (Exact Name of Registrant as Specified in its Chapter)

    Nevada                    0-18049                91-1317131
-------------------        -------------            --------------
(State or Other            (Commission             (I.R.S. Employer
Jurisdiction of             File Number)            Identification No.)
  Incorporation)
                 115 East 57th Street, New York, New York 10001
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  212-514-6600
               ---------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                              150 East 58th Street
                               New York, NY 10155


         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
On January 26, 2004 the Board of Directors of Exus Global, Inc., a Nevada corporation, approved a one-for-fifteen (1:15) reverse stock split. The record date was set as of March 4, 2004. Stockholders of record do not need to take any action to participate in the reverse stock split. In conjunction with the reverse stock split, the number of issued and outstanding shares of common stock was decreased from 65,098,614 to 4,339,908.
As a result of the reverse stock split, the new trading symbol for the company is "EXGO".
The Company has also created 10,000,000 shares of Series B preferred. These shares have no liquidation preference and no dividend rights, and are convertible on a one to one basis for a share of common stock of the company at any time by the holder thereof. The holders of a majority of the Series B preferred shares have the right to appoint a majority of the directors of the Board. The outstanding shares of Series A preferred which are held by Unified Networks Ltd will be exchanged for 8,000,000 shares of Series B preferred.

ITEM 7. Financial Statements and Exhibits
(c) Exhibit. 1.1 March 5, 2004 Press Release



                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                EXUS GLOBAL, INC.


Date: March 5, 2004                 By: /s/Isaac H. Sutton
                                        -------------------------
                                           Isaac H. Sutton,
                                           President and Director

                                   Exhibit 1.1

     Exus Announces New Ticker Symbol and Completion of Reverse Stock Split

New York, NY - March 5, 2004 - Exus Global, Inc. (EXGO) announced that today the company's ticker symbol has changed from EXGL to EXGO and that the company has completed the previously announced 1 for 15 reverse stock split. As the result of the reverse stock split, EXUS has approximately 4,500,000 shares of common stock issued and outstanding.

The reverse split, which was approved by a majority vote of the shareholders, was undertaken to position the capital structure of the company so that it may seek and consummate investments and secure sources of financing for future operations. Details of these actions were included in the Company's Definitive 14C Information Statement filed with the Securities and Exchange Commission on February 10, 2004.

About the Company

Exus Global, Inc. is a global marketing and consulting company concentrating on Distant Education, delivered via a combined satellite and terrestrially based network. These services are provided in emerging markets to a diverse client base that includes medium to large multi-national businesses, universities, Internet service providers and government agencies. Through its subsidiary E-Education Network, Inc., Exus offers the first prepaid Smart EducationCard(TM) to students worldwide. E Education Network is also developing Educational Internet Centers (EENICs) in emerging markets to provide Internet access and educational resources. To learn more about the Company, please visit its Website at www.exusglobal.com and www.edun.net.

All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of Exus Global, Inc. are forward-looking statements. Such statements are necessarily subject to risks and uncertainties, some of which are significant in scope and nature beyond Exus Global, Inc.'s control. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Actual results may differ materially depending on many factors, including those described above. Exus Global, Inc cautions that historical results are not necessarily indicative of the future performance.

Contact:
Andrew Beyer
Public and Investor Relations
(909) 452-6075